UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2015

Dominion Resources Black Warrior Trust

(Exact name of registrant as specified in its charter)

Delaware	1-11335	75-6461716
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Royalty Trust Management Southwest Bank 2911 Turtle Creek Boulevard Dallas, TX	75219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 588-7839

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, Southwest Bank, the trustee of the Dominion Resources Black Warrior Trust (the “Trust”), was informed by Walter Energy, Inc., the parent of Walter Black Warrior Basin LLC (the “Company”), that it, together with certain of its subsidiaries and affiliates, including the Company and Walter Exploration & Production LLC (the “Debtors”) filed a petition for relief under Chapter 11 of the U.S. Bankruptcy Code with the United States District Court for the Northern District of Alabama Southern Division (the “Bankruptcy Court”) on July 15, 2015.

On October 2, 2015, the Debtors filed a motion to reject certain “executory contracts” between the Debtors and the Trust. On December 28, 2015, the Bankruptcy Court entered an order (the “Order”) rejecting the following agreements as “executory contracts” pursuant to section 365 of the Bankruptcy Code:

•	that certain Overriding Royalty Conveyance, dated as of June 28, 1994, from the Company (as successor in interest to Dominion Black Warrior Basin, Inc.) to the Trust recorded in Deed Book 1181 and Page 644 on June 30, 1994 in Tuscaloosa County, Alabama, (as amended by that certain Amendment to and Ratification of Overriding Royalty Conveyance dated as of November 20, 1994 (the “Amendment and Ratification”), the “Royalty Agreement”), pursuant to which the Trust purchased an overriding royalty interest (the “Royalty Interest”) equal to and consisting of an undivided sixty-five percent (65%) interest in and to the gas from certain gas wells operated by the Company;

•	that certain Trust Agreement of Dominion Resources Black Warrior Trust, dated as of May 31, 1994, by and among the Company (as successor in interest to Dominion Black Warrior Basin, Inc.), Walter Exploration & Production LLC (as successor in interest to Dominion Resources, Inc.), Mellon Bank (DE) National Association and NationsBank, N.A. (as successor in interest to NationsBank of Texas, N.A.) (as amended by that certain First Amendment of Trust Agreement of Dominion Resources Black Warrior Trust dated as of June 27, 1994 (the “First Amendment”), the “Trust Agreement”), pursuant to which the Trust was formed to acquire and hold the Royalty Interest, to collect and distribute proceeds, and to pay the Trust’s liabilities and expenses; and

•	that certain Administrative Services Agreement, dated as of June 1, 1994, by and among the Walter Exploration & Production LLC (as successor in interest to Dominion Resources, Inc.) and the Trust (the “Administrative Services Agreement”), pursuant to which the Trust pays the Company a quarterly fee in exchange for certain administrative services provided by the Company to the Trust, including accounting, bookkeeping, and reporting necessary to determine amounts payable to the Trust under the Royalty Agreement, and assisting with reporting obligations.

The original version of the Royalty Agreement was included as Exhibit 10.1 to the Trust’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1994, and the Amendment and Ratification was included as Exhibit 10.3 to the Trust’s annual report on Form 10-K for the fiscal year ended December 31, 1994. The original version of the Trust Agreement was included as Exhibit 3.1 to Dominion Resources, Inc.’s Registration Statement on Form S-3 (paper filing), and the First Amendment was included as Exhibit 3.2 to the Trust’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1994. The Administrative Services Agreement was included as Exhibit 10.2 to the Trust’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 1994.

As a result of the Order, each of the Royalty Agreement, the Trust Agreement and the Administrative Services Agreement will be terminated. The trustee continues to evaluate legal options with respect to the Trust.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

See Item 1.01 above for information regarding the termination of certain Trust agreements.

Section 8 - Other Events

Item 8.01 Other Events.

On January 4, 2016, the Trust issued a press release announcing the termination of the Trust. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 4, 2016, issued by Dominion Resources Black Warrior Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES BLACK WARRIOR TRUST

Date:	January 4, 2016	By: Southwest Bank, in its capacity as trustee of Dominion Resources Black Warrior Trust and not in its individual capacity or otherwise

		By:	/s/ Ron Hooper
Ron Hooper
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated January 4, 2016, issued by Dominion Resources Black Warrior Trust